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                                                                   EXHIBIT 12(a)

                           DORAL FINANCIAL CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



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                                                                         NINE-MONTH PERIOD ENDED SEPTEMBER 30,
                                                                         -------------------------------------
                                                                                         1999
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INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                           $ 56,931
   Plus:
     Fixed Charges (excluding capitalized interest)                                       109,288
                                                                                         --------

TOTAL EARNINGS                                                                           $166,219
                                                                                         ========

FIXED CHARGES:
     Interest expensed and capitalized                                                   $107,166
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                                    1,156
     An estimate of the interest component within rental expense                            1,079
                                                                                         --------

TOTAL FIXED CHARGES                                                                      $109,401
                                                                                         ========

RATIO OF EARNINGS TO FIXED CHARGES                                                           1.52




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                           $ 56,931
   Plus:
     Fixed Charges (excluding capitalized interest)                                        85,061
                                                                                         --------

TOTAL EARNINGS                                                                           $141,992
                                                                                         ========

FIXED CHARGES:
     Interest expensed and capitalized                                                   $ 82,939
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                                    1,156
     An estimate of the interest component within rental expense                            1,079
                                                                                         --------

TOTAL FIXED CHARGES                                                                      $ 85,174
                                                                                         ========

RATIO OF EARNINGS TO FIXED CHARGES                                                           1.67
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